UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 10, 2015

(Date of earliest event reported)

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Items under Sections 1, 3, 4, 6 and 7 are not applicable and therefore omitted.

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2015, Clearfield, Inc. (the “Company”) issued a press release announcing the results of its fourth quarter and fiscal year ended September 30, 2015. A copy of that press release is furnished hereto as Exhibit 99.1 and is hereby incorporated by reference.

In the November 12, 2015 earnings release, the Company directs readers to a page of its website to access an investor communication entitled “Fiscal Q4 and Full Year 2015 FieldReport,” which is furnished hereto as Exhibit 99.2. The Fiscal Q4 and Full Year 2015 FieldReport consists of a slide presentation and a related embedded audio recording of remarks by Cheryl P. Beranek, the Company’s President and Chief Executive Officer, and Daniel R. Herzog, the Company’s Chief Financial Officer, discussing the fourth quarter and year ended September 30, 2015 results, as well as the business and prospects of the Company.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

FY 2015 Cash Bonus Program

On November 20, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a cash bonus program for fiscal year 2015 (the “2015 Bonus Program”). The current executive officers (the “Executives”) that participated in the 2015 Bonus Program are: Cheryl P. Beranek, Chief Executive Officer; John P. Hill, Chief Operating Officer; and Daniel R. Herzog, Chief Financial Officer.

The performance goal under the 2015 Bonus Program for the Executives consisted of the Company's net income for fiscal year 2015 from continuing operations, excluding taxes, interest income or expense, and any bonus amounts (“FY15 ICO”).

On November 10, 2015, the Compensation Committee determined the bonus pool amounts available under the 2015 Bonus Program based upon FY2015 ICO, which met the amount set by the Compensation Committee. Amounts from the bonus pool created by the 2015 Bonus Program were allocated by the Company's management among eligible non-executive officer employees. On November 10, 2015, the Compensation Committee approved the following payouts to the Executives from the amounts remaining in the bonus pool: Ms. Beranek, $250,000; Mr. Hill, $250,000 and Mr. Herzog $56,462.

Item 8.01	Other Events.

As described above, the Company made the Fiscal Q4 and Full Year 2015 FieldReport, furnished hereto as Exhibit 99.2, available on its website on November 12, 2015. The Company is not including the information on its website as a part of, or incorporating it by reference into, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	The following exhibit is being furnished herewith:

99.1	Press release dated November 12, 2015

99.2	Fiscal Q4 and Full Year 2015 FieldReport – Presentation dated November 12, 2015 and Transcript of Remarks of Cheryl P. Beranek, President and Chief Executive Officer, and Daniel Herzog, Chief Financial Officer, of Clearfield, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By:	/s/ Cheryl P. Beranek
Dated: November 12, 2015		Cheryl P. Beranek, Chief Executive Officer